UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2005

TEDA TRAVEL GROUP INC.

(Exact name of Registrant as specified in charter)

Delaware	000-30264	11-3177042
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

Suite 2102 Chinachem Century Tower

178 Gloucester Road

Wanchai, Hong Kong

(Address of principal executive offices)

Registrant’s telephone number, including area code: (852) 2833-2186

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On January 4, 2005, a wholly-owned subsidiary of Teda Travel Group, Inc., a Delaware Corporation (“Registrant”), called Teda Hotel Management Company Limited, signed a definitive agreement to purchase 55% of the outstanding registered capital of Shanghai Bowking Hotel Management Co. Ltd. ("Bowking" or “Company”), a domestic company registered in the People’s Republic of China.  The registered capital of Bowking were purchased from the two beneficial owners of the company who are unrelated to the Registrant. The purchase price is approximately $ 242,200 (US), of which $121,100 (US)payable in cash and $121,100 (US)payable in the restricted common stock of the Registrant based on a per share price of the greater of the weighted average market price of the Registrant’s shares of common stock 10 trading days immediately before the completion, or $2.50 per share. The stock portion is payable in three installments, the first installment ($48,400 (US)) will be payable within 14 days of completion, each of the second and third installments of $36,300 (US) each are payable over the next two years, with the final one due in 2007. The payment of each of these foregoing installments is subject to the Company satisfying certain net income milestones. The cash portion is payable in four installments, the first installment ($12,100 (US)) will be payable within five days of completion. Each of the second to fourth installments of $36,300 (US) are payable over the next three years, with the final one due in 2008. The payment of each of the foregoing three installments is subject to the Company satisfying certain net income milestones. In addition, upon completion, the beneficial owners shall grant an option to the Registrant to purchase additional shares of the Company at the same price as set forth in this definitive agreement. The description of the terms of this agreement is subject to the terms of the agreement filed herein as Exhibit 2.1.

The source of the funds used for this acquisition will be internally-generated funds.

The completion of this transaction is expected to occur on or about March 15, 2005, pending on due diligence clearance and approval from Chinese authorities.

Established in 2000, Bowking has successfully managed more than 12 similar hotel projects, and has established a well-known brand in China with its bases in both Shanghai and Wuhan. It is expected to be orchestrating the opening and operation of not fewer than 5 “four-star” to “five-star” hotels in China in 2005.

Item 9.01  Financial Statements and Exhibits

(a)  Financial Statements.

To be filed by amendment.

(c)  Exhibits.

Exhibit No.	Description
2.1	Definitive Sale & Purchase Agreement
99.1	Press Release

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEDA TRAVEL GROUP INC.

Dated: January 14, 2005	By:	/s/ GODFREY CHIN TONG HUI
Godfrey Chin Tong Hui
Chief Executive Officer